EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contact: Investor Relations
757-519-9300 ext. 13010
info@portfoliorecovery.com

PORTFOLIO RECOVERY ASSOCIATES ACQUIRES IGS NEVADA

Purchase of Asset-Location Specialist Provides Valuable Complement to Portfolio
Recovery Associates’ Collection Services

Acquisition Expected to Be Accretive to Earnings

NORFOLK, Va., October 4, 2004 – Portfolio Recovery Associates, Inc. (Nasdaq: PRAA), a company that purchases, collects and manages portfolios of defaulted consumer receivables, today announced that it has acquired the assets of IGS Nevada, Inc., a privately held company specializing in asset-location services.

The transaction was completed after the close of trading Friday at a price of $14 million, consisting of $12 million in cash and $2 million in Portfolio Recovery Associates common stock. The total purchase price could increase by $4 million – through contingent cash payments of $2 million each in 2005 and 2006 – based upon the performance of IGS Nevada during those two years. IGS Nevada founder and President James Snead and his management team have signed long term employment agreements and will continue to manage the company

Portfolio Recovery Associates anticipates the acquisition will be slightly accretive to earnings in the fourth quarter of 2004 and expects it to contribute earnings in the range of $0.13 to $0.17 per fully diluted share in 2005.

“Portfolio Recovery Associates has said in the past that we would selectively consider acquisitions that brought us a unique set of key skills and expertise. IGS Nevada fits the bill perfectly. IGS Nevada has built a successful business in the investigation and location of defaulted borrowers and assets. The company, driven by a seasoned management team, provides us with the ability to offer a valuable layer of complementary services to our clients. We believe the IGS Nevada business has tremendous potential and we are thrilled to welcome Jim and his entire team aboard,” said Steven D. Fredrickson, Chairman, President and Chief Executive Officer of Portfolio Recovery Associates.

IGS Nevada was founded in 1995 and provides services in the investigation and location of defaulted borrowers and assets, also known as skip tracing, to sub-prime and prime auto lenders. Based in Las Vegas, Nevada, IGS Nevada has a workforce of about 50 employees.

“This is an exciting moment for all of us at IGS Nevada who have worked so hard to build this company. In many ways, Portfolio Recovery Associates is a kindred spirit, dedicated as we are to the ideals of teamwork and rewarding initiative and achievement. This transaction will allow our business to benefit from the technology, financial strength and marketing acumen that Portfolio Recovery Associates has developed over the years. We will be able to grow at a faster pace than we could achieve alone, while maintaining the superior customer service and results that our customers in this market have come to expect. We look forward with great enthusiasm to our future as part of Portfolio Recovery Associates,” Snead said.

Portfolio Recovery Associates intends to discuss the IGS Nevada acquisition in greater detail during its third quarter 2004 earnings conference call, which is scheduled for October 21, 2004.

About Portfolio Recovery Associates, Inc.

Portfolio Recovery Associates is a full-service provider of outsourced receivables management. Portfolio Recovery Associates purchases, collects and manages portfolios of defaulted consumer receivables. Defaulted consumer receivables are the unpaid obligations of individuals to credit originators, including banks, credit unions, consumer and auto finance companies, retail merchants and other service providers. The defaulted consumer receivables Portfolio Recovery Associates collects are generally either purchased from the credit originator or are collected on behalf of clients on a commission basis.

Statements in this press release which are not historical, including Portfolio Recovery Associates’ or management’s intentions, hopes, beliefs, expectations, representations, projections, plan or predictions of the future, including future projected earnings contributions of the IGS Nevada business, are forward-looking statements. Forward-looking statements in this press release include references to Portfolio Recovery Associates’ presentations and webcasts. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the Company’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors including the risk factors and other risks that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including but not limited to its registration statements on Form S-1 and S-8, its annual report on Form 10-K for the year ended December 31, 2003, and its quarterly reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004.

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